Exhibit 1.1

MORTON’S RESTAURANT GROUP, INC.

Common Stock

UNDERWRITING AGREEMENT

dated February [●], 2006

Wachovia Capital Markets, LLC

Underwriting Agreement

February [●], 2006

Wachovia Capital Markets, LLC

As Representative of the several Underwriters

7 St. Paul Street

Baltimore, Maryland 21202

Ladies and Gentlemen:

Introductory. Morton’s Restaurant Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of [●] shares of its Common Stock, par value $0.01 per share (the “Common Stock”), and the stockholders of the Company named in Schedule B (collectively, the “Selling Stockholders”) severally propose to sell to the Underwriters an aggregate of [●] shares of Common Stock. The [●] shares of Common Stock to be sold by the Company and the [●] shares of Common Stock to be sold by the Selling Stockholders are collectively called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional [●] shares of Common Stock as provided in Section 2. The additional [●] shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares.” Wachovia Capital Markets, LLC (“Wachovia”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares.

The Company, the Selling Stockholders and the Underwriters agree that up to 5% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”) shall be reserved for sale by the Underwriters to the Company’s directors, officers, employees, business associates and related persons (the “Reserved Share Offerees”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. To the extent that any such Reserved Shares are not confirmed for purchase by any such Reserved Shares Offeree before 5:00 P.M. (New York City time) on February [●], 2006, such Reserved Shares may, at the sole and absolute discretion of Wachovia, be offered to the public as part of the public offering contemplated hereby or offered and sold to any other Reserved Shares Offerees.

The Company contemplates that, prior to the execution and delivery of this Agreement on the date hereof (in the case of the matters described in clauses (a) through (f) below) and prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date referred to in Section 2(b) (in the case of the matters described in clauses (g) through (j) below):

(a) the Company’s charter and by-laws have been amended and restated and MHCI’s (as defined below) charter has been amended, the amended and restated charter and by-laws of the Company and the amended charter of MHCI are in the respective forms previously delivered to the Representative and such amended and restated charter of the Company and amendment to the charter of MHCI have been filed with the Secretary of State of the State of Delaware (collectively, the “Amendment and Restatement”);

(b) the Company has effected a 10,098.5-for-one stock split of the Common Stock (the “Company Stock Split”) and MHCI has effected a 10,098.5-for-one stock split of its outstanding common stock (the “MHCI Stock Split;” the Company Stock Split and MHCI Stock Split are hereinafter called, collectively, the “Stock Split”);

(c) the Company has received sufficient tenders and consents from holders in its tender offer and consent solicitation (the “Tender Offer”) for its 7.5% Senior Secured Notes due 2010 (the “7.5% Notes”) to (i) amend the indenture under which the 7.5% Notes were issued (the “7.5% Indenture”) and the terms of the 7.5% Notes in the manner described in the Company’s Offer to Purchase and Solicitation of Consents for Amendment of the Related Indenture dated January 3, 2006 (the “Indenture Amendments”) pursuant to a supplemental indenture (the “Supplemental Indenture”) executed by the Company and The Bank of New York as trustee (the “Trustee”) and (ii) to permit the Company, on the First Closing Date (as defined below), to purchase not less than $68.25 million aggregate principal amount at maturity of the 7.5% Notes pursuant to the Tender Offer and to redeem all of the remaining outstanding 7.5% Notes (collectively, the “Repurchase and Redemption”);

(d) the Company and the Trustee shall have executed and delivered the Supplemental Indenture;

(e) Morton’s Holding Company, Inc., a Delaware corporation (“MHCI”) and the Company shall have executed and delivered an Agreement and Plan of Merger by and between MHCI and the Company dated as of February ●, 2006 (the “Merger Agreement”);

(f) the Redemption Agreement by and among Merrill Lynch PCG, Inc., MHCI and the Company (the “Redemption Agreement”) relating to MHCI’s 14% Senior Secured Notes due 2010 (the “14% Notes”) has been duly executed and delivered by the parties thereto and provides for (1) the Company to repurchase, on the First Closing Date, all of the outstanding 14% Notes at the purchase price set forth in the Prospectus (as defined below) (the “14% Note Redemption”) and (2) the termination and release of the pledge of, security interest in and all other liens on the shares of Common Stock created pursuant to the Pledge Agreement dated June 4, 2004 (the “MHCI Pledge Agreement”) between MHCI and Merrill Lynch, PCG, Inc. (the “Termination and Release”);

(g) the Company and MHCI shall have filed a certificate of merger (the “Merger Certificate”) with the Secretary of State of the State of Delaware and MHCI shall have merged with and into the Company, with the Company as the surviving corporation, all as provided in the Merger Certificate and the Merger Agreement (the “Merger”);

(h) all shares of Common Stock held by Morton’s Holdings, LLC (“MHLLC”), upon the consummation of the Merger, shall have been distributed to MHLLC’s unitholders (the “Distribution”) in accordance with the terms of MHLLC’s Second Amended and Restated Limited Liability Company Agreement dated as of October 29, 2002, as amended if applicable (the “LLC Agreement”);

(i) the Credit Agreement by and among the Company, Morton’s of Chicago, Inc. as borrower, Wachovia Bank, National Association as administrative agent, Royal Bank of Canada as syndication agent and the other parties thereto (the “Credit Agreement”) shall have been executed and delivered by the parties thereto; and

(j) the Company shall have accepted the tendered 7.5% Notes for payment (subject to appropriate pro ration if the tender offer is over-subscribed) by a written notice to the depositary for the Tender Offer and otherwise in accordance with the terms of the Tender Offer (the “Acceptance”);

all on the terms contemplated by the Statutory Prospectus (as defined below), the Prospectus and this Agreement. The Amendment and Restatement, the Stock Split, the receipt of sufficient tenders and consents to effect the Indenture Amendments and the Repurchase and Redemption, the execution and delivery of the Supplemental Indenture by the parties thereto, the execution and delivery of the Merger Agreement by the parties thereto, the Merger, the Distribution, the execution and delivery of the Redemption Agreement by the parties thereto, the execution and delivery of the Credit Agreement by the parties thereto and the Acceptance are hereinafter called, collectively, the “Pre-Closing Transactions”.

At and simultaneously with the purchase of the Firm Shares by the Underwriters on the First Closing Date referred to in Section 2(b):

(a) the management agreement entered into on July 25, 2002 and amended on July 7, 2003 between MHLLC and Castle Harlan, Inc. (the “Management Agreement”) shall have been terminated;

(b) the agreement dated October 29, 2002 among Castle Harlan, Inc., Laurel Crown Capital, LLC: Series One-LC/Morton’s and MHLLC regarding management fees with respect to MHLLC and its subsidiaries (the “Laurel Crown Agreement”) shall have been terminated;

(c) the senior secured working capital facility dated July 7, 2003 among the Company, Wells Fargo Foothill, Inc. and the borrower and guarantors thereunder (the “Prior Working Capital Facility”) shall have been terminated and all pledges, security interests and other liens relating thereto shall have been terminated and released and all pledges, security interests and other liens relating thereto shall have been terminated and released;

(d) all outstanding 14% Notes shall have been redeemed by the Company pursuant to the Redemption Agreement at the price and on the other terms reflected in the Prospectus and the Termination and Release shall have been effected;

(e) all outstanding 7.5% Notes shall have been repurchased or redeemed by the Company at the price and on the other terms reflected in the Prospectus and all pledges, security interests and other liens relating thereto shall have been terminated and released; and

(f) the Company shall have made a borrowing under the Credit Agreement in the amount contemplated under “Use of Proceeds” in the Prospectus;

all on the terms contemplated by the Statutory Prospectus, the Prospectus and this Agreement. The items set forth in (a) through (f) immediately above are hereinafter called, collectively, the “Closing Transactions”.

As used herein, the term “Unitholders Agreement” means the Amended and Restated Unitholders Agreement dated as of October 29, 2002 among MHLLC, Castle Harlan Partners III, L.P. and the other parties thereto, as amended, if applicable.

The Company and each of the Selling Stockholders hereby confirms its agreement with the Underwriters as follows:

Section 1. Representations and Warranties.

A. Representation and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time referred to in Section 1(A)(c) hereof, as of the First Closing Date referred to in Section 2(b) and 2(c) hereof, and as of each Subsequent Closing Date (if any) referred to in Section 2(c) hereof, as follows:

(a) Filing of the Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-130072), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any related registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Shares included in the Registration Statement at the effective date of the

Registration Statement, is called the “Prospectus.” The term “Statutory Prospectus” shall mean the preliminary prospectus dated January 23, 2006 prepared by the Company in connection with the offering of the Shares. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus included in the Registration Statement (each a “preliminary prospectus”), the Prospectus, the Statutory Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference to a “Prospectus wrapper” or similar reference shall include, without limitation, any so-called “Canadian wrapper”, whether in preliminary or final form, prepared in connection with the private placement of Shares in certain provinces of Canada.

(b) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. To the Company’s knowledge, it has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus, the Statutory Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, complied, and at all subsequent times will comply, in each instance in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented if applicable, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in the penultimate sentence of Section 7(b) hereof. There are no contracts or other documents required by the Securities Act to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

(c) Disclosure Package. The term “General Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) any Issuer Free Writing Prospectus (as defined below) identified in Schedule D to this Agreement, (iii) the terms set forth in Schedule E to this Agreement, and (iv)

any other free writing prospectus (as defined in Rule 405 under the Securities Act) that the parties hereto expressly agree, prior to the date hereof, in writing to treat as part of the General Disclosure Package. The term “Reserved Shares Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) any Issuer Free Writing Prospectus identified in Schedule D hereto, (iii) the Issuer Free Writing Prospectus identified in Schedule F hereto and (iv) any other free writing prospectus (as defined in Rule 405 under the Securities Act) that the parties hereto expressly agree, prior to the date hereof, in writing to treat as part of the Reserved Shares Disclosure Package. The term “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act relating to the Shares, including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g) and including, without limitation, all electronic roadshows relating to the offering of the Shares. The General Disclosure Package and the Reserved Shares Disclosure Package are hereinafter sometimes referred to, individually, as a “Disclosure Package” and, collectively, as the “Disclosure Packages.” As of [●] a.m. (New York City time) on [●], 2006 (the “Initial Sale Time”), (i) neither of the Disclosure Packages and (ii) no individual Issuer Free Writing Prospectus when considered together with each Disclosure Package, will contain any untrue statement of a material fact or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in the penultimate sentence of Section 7(b) hereof.

(d) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act).

(e) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in the penultimate sentence of Section 7(b) hereof.

(f) Bona Fide Electronic Road Show. The Company has made available a “bona fide electronic road show,” within the meaning of and in compliance with Rule 433(d)(8)(ii) under the Securities Act, such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) is required in connection with the offering of the Shares.

(g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Statutory Prospectus, the Prospectus (including any Prospectus wrapper reviewed and consented to by the Representative), any Issuer Free Writing Prospectus reviewed and consented to by the Representative or the Registration Statement.

(h) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i) Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the issuance and sale of the Shares to be purchased by the Underwriters from the Company are not subject to any preemptive rights, right of first refusal or other similar rights to subscribe for or purchase such Shares.

(j) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to the Shares included in the Registration Statement.

(k) No Material Adverse Change. Except as otherwise disclosed in each Disclosure Package, subsequent to the dates as of which information is given in each Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of (a) the Company and its subsidiaries, considered as one entity (any such change is called a “Company Material Adverse Change”) or (b) MHCI and its subsidiaries, considered as one entity (any such change is called a “MHCI Material Adverse Change”); (ii) neither the Company and its subsidiaries, considered as one entity, nor MHCI, have incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by MHCI or the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by MHCI or the Company or any of its subsidiaries of any class of capital stock. As used herein, the term “Material Adverse Change” means a Company Material Adverse Change or a MHCI Material Adverse Change, and statements to the effect that there has not been or will not be a Material Adverse Change or that certain events or circumstances will not cause or result in a Material Adverse Change and other similar statements mean that there has not or will not be, or such event or circumstance has not caused or will not cause, as the case may be, either a Company Material Adverse Change or a MHCI Material Adverse Change or both.

(l) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in each Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and MHCI as required by the Securities Act and the Exchange Act.

(m) Preparation of the Financial Statements. The financial statements of the Company and the financial statements of MHCI filed with the Commission as a part of the Registration Statement, and included in each Disclosure Package and the Prospectus, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries and MHCI and its subsidiaries, respectively, as of and at the dates indicated and the results of their respective operations and cash flows for the periods specified. Such financial statements comply as to form in all material with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The pro forma financial data included in each of the Registration Statement, each Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial data and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in each of the Statutory Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Consolidated Historical and Unaudited Pro Forma Financial Data,” “Capitalization” and “Selected Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

(n) Incorporation and Good Standing of the Company and its Subsidiaries and MHCI. Each of the Company and its subsidiaries and MHCI has been duly incorporated and is validly existing as a corporation (or, in the case of any subsidiary that is not a corporation, as the type of entity that it purports to be) in good standing under the laws of the jurisdiction of its organization and has power (corporate or other, as the case may be) and authority to own, lease and operate its properties and to conduct its business as described in each Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, the Merger Agreement, the Redemption Agreement, the Supplemental Indenture and the Credit Agreement and to consummate the Pre-Closing Transactions and the Closing Transactions, and, in the case of MHCI, to enter into and perform its obligations under the Merger Agreement and the Redemption Agreement. The Company and each of its subsidiaries is duly qualified as a foreign corporation (or, in the case of any subsidiary that is not a corporation, as the type of entity that it purports to be) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of or other equity interests in each subsidiary of the Company have been duly authorized and validly issued, are fully paid and (except in the case of partnership interests) nonassessable and are owned by the Company, directly or through subsidiaries. As of the time of the sale and purchase of the Firm Shares as provided herein on the First Closing Date, the outstanding capital stock of and other equity interests in each of the Company’s subsidiaries will be free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim other than those securing obligations under the Credit Agreement. From January 2, 2005 until the consummation of the Merger, all of the outstanding shares of Common Stock have been and will be owned, directly, by MHCI and, at all times from the time of the Merger until the time of the Distribution, all of the outstanding shares of Common Stock will be owned by MHLLC. At all times from January 2, 2005 until the MHCI Stock Split, the only issued and outstanding shares of capital stock of MHCI consisted of 1,000 shares of its common stock, par value $.01 per share; and, at all times from the time of the MHCI Stock Split until the consummation of the Merger, the only issued and outstanding shares of capital stock of MHCI consisted and will consist of 10,098,500 shares of its common stock, par value $.01 per share. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. Since the time of its organization, MHCI has not engaged in any operating business and, at all times until consummation of the Merger, MHCI has not had and will not have any assets other than the Common Stock of the Company and cash. MHCI does not have any direct or indirect subsidiaries other than the Company and the Company’s direct and indirect subsidiaries.

(o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Statutory Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to this Agreement or pursuant to employee benefit plans described in the Statutory Prospectus and the Prospectus or upon exercise of outstanding options described in the Statutory Prospectus and Prospectus, as the case may be). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in each Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in each Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. As of the time of the purchase of Shares by the Underwriters on the First Closing Date and each Subsequent Closing Date (if any), the Shares will be free and clear of any and all security interests, mortgages, pledges, liens, encumbrances, claims and equities other than those arising in favor of the Underwriters pursuant to this Agreement or the Custody Agreements (as defined below).

(p) Quotation. The Shares have been approved for listing on the New York Stock Exchange under the symbol “MRT,” subject only to official notice of issuance.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries nor MHCI (i) is in violation of its charter or by laws or other organizational documents, as applicable, (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries or MHCI is a party or by which it or any of them may be bound (including, without limitation, such agreements and contracts filed as exhibits to the Registration Statement or to which any of the property or assets of the Company or any of its subsidiaries or MHCI is subject (each, an “Existing Instrument”)) or (iii) assuming compliance with all applicable state securities or “Blue Sky” laws and Canadian securities laws, is in violation of any law, administrative regulation or administrative, arbitration or court order or decree applicable to the Company or any subsidiary or MHCI, except, solely with respect to clauses (ii) and (iii) for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, the Merger Agreement, the Redemption Agreement, the Supplemental Indenture and the Credit Agreement and consummation of the transactions contemplated hereby and by each Disclosure Package and the Prospectus (including the Pre-Closing Transactions and the Closing Transactions, the issuance and sale of the Shares to be sold by the Company and the use of proceeds from the sale of the Shares, together with borrowings under the Credit Agreement and available cash, as described in the Statutory Prospectus and in the Prospectus under “Use of Proceeds”) and MHCI’s execution, delivery and performance of the Merger Agreement and the Redemption Agreement and the consummation of the MHCI Stock Split (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by laws or other organizational documents, as the case may be, of the Company or any subsidiary or MHCI, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or MHCI pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and except for liens, charges and encumbrances created pursuant to the Credit Agreement to secure obligations of the Company and its subsidiaries thereunder and (iii) will not result in any violation of any law, administrative regulation or administrative or court order or decree applicable to the Company or any subsidiary or MHCI. (A) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Company or any of its subsidiaries or MHCI or any member of MHLLC, (C) no waiver, consent or other action under any Existing Instrument, and (D) to the Company’s knowledge, no authorization, approval, vote or other consent of any other person or entity, is necessary is required for the Company’s execution, delivery and performance of this Agreement, the Merger Agreement, the Redemption Agreement, the Supplemental Indenture and the Credit Agreement and consummation of the transactions contemplated hereby and by each Disclosure Package and the Prospectus (including the Pre-Closing Transactions and the Closing Transactions, the issuance and sale of the Shares to be sold by the Company and the use of proceeds from the sale of the Shares, together with borrowings under the Credit Agreement and available cash, as described in the Statutory Prospectus and in the Prospectus under “Use of Proceeds”) and MHCI’s execution, delivery and performance of the Merger Agreement and the

Redemption Agreement and the consummation of the MHCI Stock Split, except such as have been obtained or made or will be obtained or made by the Company, in each instance on or prior to the First Closing Date, and are and will be in full force and effect and except that no representation or warranty is made with respect to those required under applicable state securities or “blue sky” laws or applicable Canadian securities laws or those required in connection with the review of the terms of the offering by the NASD.

(r) No Material Actions or Proceedings. Except as otherwise disclosed in each Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or MHCI, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company or any of its subsidiaries or MHCI or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary or MHCI and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement (including, without limitation, the Pre-Closing Transactions and the Closing Transactions, the issuance and sale of the Shares to be sold by the Company and the use of proceeds from the sale of the Shares, together with borrowings under the Credit Agreement and available cash, as described in the Statutory Prospectus and in the Prospectus under “Use of Proceeds”). No material labor dispute with the employees of the Company or any of its subsidiaries or MHCI exists or, to the Company’s knowledge, is threatened or imminent, except for such disputes or disturbances as would not, individually or in the aggregate, result in a Material Adverse Change.

(s) Intellectual Property Rights. The Company and its subsidiaries and MHCI own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries nor MHCI has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. Neither the Company nor any of its subsidiaries nor MHCI is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Statutory Prospectus and the Prospectus and are not described in all material respects. None of the technology employed by the Company or any of its subsidiaries or MHCI has been obtained or is being used by the Company or any of its subsidiaries or MHCI in violation of any contractual obligation binding on it or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(t) All Necessary Permits, etc. Except as otherwise disclosed in each Disclosure Package and the Prospectus or except as would not result, individually or in the aggregate, in a Material Adverse Change, the Company and each subsidiary and MHCI possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them, and neither the Company nor any subsidiary nor MHCI has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(u) Title to Properties. The Company and each of its subsidiaries and MHCI have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(m) above (or elsewhere in each Disclosure Package and the Prospectus), in each case, except as disclosed in each Disclosure Package and in the Prospectus, free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or MHCI, as the case may be. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary or MHCI are held under valid and enforceable leases, with such exceptions that do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary or MHCI, as the case may be.

(v) Tax Law Compliance. The Company and its consolidated subsidiaries and MHCI have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them or have requested extensions thereof and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any such tax, assessment, fine or penalty which is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties, the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Change. The Company and MHCI have made what the Company believes are adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(m) above in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries or MHCI or any of its consolidated subsidiaries, as the case may be, has not been finally determined.

(w) Company Not an “Investment Company.” The Company is not, and after receipt of payment for the Shares to be sold by the Company and the application of the proceeds thereof, together with borrowings under the Credit Agreement and available cash, as contemplated under the caption “Use of Proceeds” in each of the Statutory Prospectus and the Prospectus and consummation of the Pre-Closing Transactions and the Closing Transactions will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(x) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions, with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company reasonably believes that it and each of its subsidiaries will be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(y) No Price Stabilization or Manipulation. Neither the Company nor MHCI has taken nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(z) Related Party Transactions. There are no business relationships or related-party transactions involving MHCI, the Company or any subsidiary or any other person required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus that have not been described as required.

(aa) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, (ii) are evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(bb) Accounting System. Each of the Company and MHCI maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor MHCI nor, to the Company’s knowledge, any employee or agent of the Company or any of its subsidiary or MHCI, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus.

(dd) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries nor MHCI is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries or MHCI under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries or MHCI received any written communication, whether from a governmental authority, citizens’ group, employee or otherwise, that alleges that the Company or any of its subsidiaries or MHCI is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or MHCI has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries or MHCI, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or MHCI or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or MHCI or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries or MHCI has retained or assumed either contractually or by operation of law.

(ee) ERISA Compliance. Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries, MHCI or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary or MHCI, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary or MHCI is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries, MHCI or any of their ERISA Affiliates. Neither the Company, its subsidiaries, MHCI nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971 or 4975 of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or MHCI that is intended to be qualified under Section 401(a) of the Code has received a favorable termination letter and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff) Compliance with Sarbanes-Oxley Act of 2002. To the extent that the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(gg) Statistical Data. The statistical, demographic and market-related data prepared by third parties included in the Statutory Prospectus and the Prospectus is based on or derived from sources that are reliable and accurate in all material respects.

(hh) Pre-Closing Transactions. The Pre-Closing Transactions have been or will be consummated prior to the execution and delivery of this Agreement or the First Closing Date, as the case may be, all in the manner, at the times and on the terms contemplated by this Agreement, the Statutory Prospectus and the Prospectus. As of the date hereof, to the knowledge of the Company, there is no fact or circumstance that will prevent or delay the Company or MHCI from consummating any of the Pre-Closing Transactions.

(ii) Closing Transactions. The Closing Transactions will be consummated at and simultaneously with the sale and purchase of the Firm Shares as provided herein on the First Closing Date, all in the manner, at the times and on the terms contemplated by this Agreement, the Statutory Prospectus and the Prospectus. As of the date hereof, to the knowledge of the Company, there is no fact or circumstance that will prevent or delay the Company, MHCI or MHLLC from consummating any of the Closing Transactions.

(jj) Parties to Lock-Up Agreements. Each of the Company’s directors and officers and each of the persons listed on Schedule C hereto has executed and delivered to the Representative a lock-up agreement in the form of Exhibit E hereto. Schedule C hereto contains a true, complete and correct list of all directors and officers of the Company.

(kk) Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and MHCI, enforceable against the Company and MHCI in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(ll) Merger. The Company agrees to treat the Merger as a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and to take no action inconsistent with such treatment. The consummation of the Merger will not result in a Material Adverse Change.

(mm) Tender Offer. The Tender Offer (including the related consent solicitation), the Indenture Amendments and the Repurchase and Redemption have been or will be conducted or obtained in accordance with the provisions of the 7.5% Indenture, as, in the case of the Repurchase and Redemption, amended by the Supplemental Indenture.

(nn) Supplemental Indenture. The Supplemental Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; and the Supplemental Indenture has been executed and delivered by the Trustee.

(oo) Redemption Agreement. The Redemption Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and MHCI, enforceable against the Company and MHCI in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; and the Redemption Agreement has been executed and delivered by the other parties thereto.

(pp) Termination of Lien. All pledges of, security interests in and liens on any shares of Common Stock created by or pursuant to the MHCI Pledge Agreement or otherwise securing the 7.5% Notes or any obligations relating thereto will be released and terminated prior to or simultaneously with the purchase of the Shares by the Underwriters on the First Closing Date and, without limitation to the foregoing, all of the Shares purchased by the Underwriters pursuant to this Agreement will, at the time of such purchase, be free and clear of any and all pledges, security interests, liens and other encumbrances. All of the pledges of, security interests in and mortgages and other liens on any other property or assets (tangible or intangible) created by or pursuant to the MHCI Pledge Agreement, the Purchase Agreement dated as of June 4, 2004 between MHCI and Merrill Lynch PCG, Inc. with respect to the 14% Notes (the “14% Notes Purchase Agreement”), the 7.5% Indenture or the Working Capital Facility or otherwise securing the 7.5% Notes, the 14% Notes or borrowings under the Working Capital Facility or any other obligations relating the 7.5% Notes, the 14% Notes or the Working Capital Facility will be released and terminated prior to or simultaneously with the purchase of the Shares by the Underwriters on the First Closing Date.

(qq) Credit Agreement. On or prior to the First Closing Date, the Credit Agreement and all security agreements, guarantees and other instruments and agreements to be executed by the Company or any of its subsidiaries in connection therewith or pursuant thereto (including the Pledge Agreement dated as of February [●], 2006 among Wachovia Bank, National Association, as administration agent under the Credit Agreement, and the Guarantors and Pledgors named there in and the Security Agreement dated as of February [●], 2006 among Wachovia Bank National Association, as administration agent under the Credit Agreement, and the Guarantors and Obligors named therein) will have been duly authorized, executed and delivered by, and will be valid and binding obligations of, the Company and such subsidiaries, as the case may be, enforceable against the Company and such subsidiaries in accordance with their respective terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles; and the Credit Agreement will have been executed and delivered by the other parties thereto.

Any certificate signed by an officer of the Company pursuant to this Agreement and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B. Representations and Warranties of the Selling Stockholders.

(a) Each of Castle Harlan Partners III, L.P., Castle Harlan Offshore Partners III, L.P., Castle Harlan Affiliates III, L.P., Frogmore Forum Family Fund LLC, Brandford Castle Holdings, Inc.. Leonard M. Harlan and Allen J. Bernstein, severally and not jointly, represents, warrants and covenants to each Underwriter as follows:

(i) The Underwriting Agreement. This Agreement has been duly authorized (if such Selling Stockholder is not a natural person), and has been duly executed and delivered, by such Selling Stockholder.

(ii) The Power of Attorney and Custody Agreement. Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder will, prior to 9:00 a.m. New York time on the First Closing Date, be placed in custody under a Letter of Transmittal and Custody Agreement, in the form heretofore furnished to you (a “Custody Agreement”) between such Selling Stockholder and American Stock Transfer & Trust Company, as custodian (the “Custodian”). Such Selling Stockholder has duly authorized (if such Selling Stockholder is not a natural person), and has duly executed and delivered, a power of attorney (a “Power of Attorney”) appointing Justin B. Wender and David B. Pittaway, and each of them, as such Selling Stockholder’s attorneys in fact (the “Attorneys-in-Fact” or “Attorneys in Fact”) each with authority, acting alone, to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder as provided in Section 2 hereof, to determine and approve the number of shares to be sold by such Selling Stockholder hereunder, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder, to the extent authorized in the Power of Attorney, in connection with the transactions contemplated by this Agreement and the Custody Agreement. Each of the Power of Attorney and the Custody Agreement has been duly authorized (if such Selling Stockholder is not a natural person), and has been duly executed and delivered, by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(iii) Good Standing; Power and Authority. If such Selling Stockholder is not a natural person, such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and, if such Selling Stockholders’ principal place of business is located in a state that is different from the state under whose laws such Selling Stockholder is organized, such Selling Stockholder is duly qualified to transact business and is in good standing in the state in which its principal place of business is located. Such Selling Stockholder has the requisite right, power and authority to execute, deliver and perform its obligations under this Agreement, its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder under this Agreement.

(iv) Obligations of the Selling Stockholder. The Shares represented by the certificates to be held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys in Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders under the Custody Agreement, the Power of Attorney and this Agreement shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, limited liability company or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Power of Attorney and the Custody Agreement; and actions taken by the Attorneys in Fact pursuant to the Power of Attorney and the Custody Agreement shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorneys in Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

(v) Title to Shares to be Sold; All Authorizations Obtained. Such Selling Stockholder is, on the date hereof, and will remain, until delivery of such Shares to the Underwriters on the First Closing Date, the sole record owner of all of the Shares to be sold by such Selling Stockholder hereunder and has duly indorsed such Shares in blank or has duly signed (in blank) a stock power assigning all right, title and interest to the Shares to be sold by such Selling Stockholder; at the time that the Shares to be sold by such Selling Stockholder are delivered to the Underwriters pursuant to this Agreement, such Shares will be free and clear of all liens, encumbrances, equities and claims. On the First Closing Date, such Selling Stockholder will deliver the Shares to be sold by such Selling

Stockholder to the Underwriters and, upon payment for the Shares to be sold by such Selling Stockholder as provided in this Agreement, delivery of such Shares to The Depository Trust Company (“DTC”) or its agent, registration of such Shares in the name of Cede & Co. (“Cede”) or such other nominee designated by DTC, and crediting of such Shares to the several Underwriters’ accounts with DTC, each of the Underwriters will become the legal owner of the Shares purchased by it from such Selling Stockholder, free and clear of all liens, encumbrances, equities and claims (except such as may be created by any such Underwriter), Cede or such other nominee designated by DTC, as the case may be, will be a “protected purchaser” (within the meaning of Section 8-303 of the Uniform Commercial Code of the State of New York (the “UCC”)) of such Shares, each of the Underwriters will acquire a valid “security entitlement” (within the meaning of UCC Section 8 102(a)(17)) to the Shares purchased by such Underwriter from such Selling Stockholder, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be asserted against any such Underwriter with respect to such Shares (assuming that such Underwriter is without notice of any such “adverse claim”), it being understood that, for purposes of this representation and warranty, such Selling Stockholder has assumed that, when such payment, delivery and crediting occur, DTC will be registered as a “clearing corporation” within the meaning of Section 8-102(a)(5) of the UCC.

(vi) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Power of Attorney and the Custody Agreement do not and will not contravene or conflict with, result in a breach of, or constitute a Default under, or require any consent, approval or waiver (other than any such consent, approval or waiver as may have already been obtained or waived) of any other party pursuant to, (i) the charter or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, certificate of trust or trust agreement or other organizational documents of such Selling Stockholder (if such Selling Stockholder is not a natural person), or (ii) the LLC Agreement, the Unitholders Agreement, the Registration Rights Agreements and any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, or (iii) any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder except, solely in the case of subclause (ii) of this paragraph and solely insofar as relates to agreements or instruments other than the LLC Agreement, the Unitholders Agreements and the Registration Rights Agreement, for any such contravention, conflict, breach or Default or failure to obtain such consent which would not, individually or in the aggregate, impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, and except that no representation or warranty is made with respect to those required under applicable state securities or “blue sky” laws or applicable Canadian securities laws or those required in connection with the review of the terms of the offering by the NASD.

(vii) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights that have been waived.

(viii) Absence of Rights of First Refusal. The Shares to be sold by such Selling Stockholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Shares other than pursuant to this Agreement.

(ix) Disclosure Made by Such Selling Stockholder in the Prospectus. All information relating to such Selling Stockholder furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Statutory Prospectus, the Prospectus or any free writing prospectus as defined in Rule 405 of the Securities Act (“Free Writing Prospectus”) or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, is and, as of the Initial Sale Time, the First Closing Date and each Subsequent Closing Date, if any, will be, true, correct, and complete in all material respects and does not and, as of the Initial Sale Time, the First Closing Date and each Subsequent Closing Date, if any, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such information, in light of the circumstances under which they were made, not misleading. In addition, such Selling Stockholder confirms as accurate as of the date of the Statutory Prospectus, the date of the Prospectus and the First Closing Date the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in each of the Statutory Prospectus and the Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Shares).

(x) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares during the Prospectus Delivery Period (as defined below).

(xi) Confirmation of Company Representations and Warranties. Nothing has come to the attention of such Selling Stockholder that has caused such Selling Stockholder to believe that the representations and warranties of the Company contained in Section 1(A) hereof are not true and correct, such Selling Stockholder has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus which has had or which could reasonably be expected to have a Material Adverse Change, and such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement or the Statutory Prospectus.

(xii) No Free Writing Prospectuses. Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, any Free Writing Prospectus, and represents that it has not distributed any written materials in connection with the offer or sale of the Shares that would otherwise constitute a Free Writing Prospectus required to be filed with the Commission or retained under Rule 433 of the Securities Act.

Any certificate signed by or on behalf of any Selling Stockholder (including any certificate signed by an Attorney-in-Fact pursuant to the Power of Attorney) and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(b) Laurel Crown Capital, LLC: Series One – LC/Morton’s (“Laurel Crown”) represents, warrants and covenants to each Underwriter as follows:

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by Laurel Crown.

(ii) The Power of Attorney and Custody Agreement. Certificates in negotiable form representing all of the Shares to be sold by Laurel Crown hereunder will, prior to 9:00 a.m. New York time on the First Closing Date, be placed in custody under a Custody Agreement in the form heretofore furnished to you between Laurel Crown and the Custodian. Laurel Crown has duly authorized, executed and delivered, a Power of Attorney appointing Justin B. Wender and David B. Pittaway, and each of them, as such Selling Stockholder’s Attorneys-in-Fact, each with authority, acting alone, to execute and deliver this Agreement on behalf of Laurel Crown, to determine the purchase price to be paid by the Underwriters to Laurel Crown as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by Laurel Crown hereunder and otherwise to act on behalf of Laurel Crown, to the extent authorized in the Power of Attorney, in connection with the transactions contemplated by this Agreement and the Custody Agreement. Each of the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by Laurel Crown and is a valid and binding agreement of Laurel Crown, enforceable against Laurel Crown in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(iii) Good Standing; Power and Authority. Laurel Crown has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and, if Laurel Crown’s principal place of business is located in a state that is different from the state under whose laws Laurel Crown is organized, Laurel Crown is duly qualified to transact business and is in good standing in the state in which its principal place of business is located. Laurel Crown has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Shares to be sold by it under this Agreement.

(iv) Obligations of Laurel Crown. The Shares represented by the certificates to be held in custody for Laurel Crown under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by Laurel Crown for such custody, and the appointment by Laurel Crown of the Attorneys in Fact by the Power of Attorney, are to that extent irrevocable; the obligations of Laurel Crown under the Custody Agreement, the Power of Attorney and this Agreement shall not be terminated by operation of law, whether by the dissolution of Laurel Crown, or by the occurrence of any other event; if Laurel Crown should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of Laurel Crown in accordance with the terms and conditions of this Agreement and of the Power of Attorney and the Custody Agreement; and actions taken by the Attorneys in Fact pursuant to the Power of Attorney and the Custody Agreement shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorneys in Fact, or any of them, shall have received notice of such dissolution or other event.

(v) Title to Shares to be Sold; All Authorizations Obtained. Laurel Crown is, on the date hereof, and will remain, until delivery of such Shares to the Underwriters on the First Closing Date, the sole record owner of all of the Shares to be sold by Laurel Crown hereunder and has duly indorsed such Shares in blank or has duly signed (in blank) a stock power assigning all right, title and interest to the Shares to be sold by Laurel Crown; at the time that the Shares to be sold by Laurel Crown are delivered to the Underwriters pursuant to this Agreement, such Shares will be free and clear of all liens, encumbrances, equities and claims. On the First Closing Date, Laurel Crown will deliver the Shares to be sold by it to the Underwriters and, upon payment for the Shares to be sold by Laurel Crown as provided in this Agreement, delivery of such Shares to DTC or its agent, registration of such Shares in the name of Cede or such other nominee designated by DTC, and crediting of such Shares to the several Underwriters’ accounts with DTC, each of the Underwriters will become the legal owner of the Shares purchased by it from Laurel Crown, free and clear of all liens, encumbrances, equities and claims (except such as may be created by any such Underwriter), Cede or such other nominee designated by DTC, as the case may be, will be a “protected purchaser” (within the meaning of Section 8-303 of the UCC) of such Shares, each of the Underwriters will acquire a valid “security entitlement” (within the meaning of UCC Section 8 102(a)(17)) to the Shares purchased by such Underwriter from Laurel Crown, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be asserted against any such Underwriter with respect to such Shares (assuming that such Underwriter is without notice of any such “adverse claim”), it being understood that, for purposes of this representation and warranty, Laurel Crown has assumed that, when such payment, delivery and crediting occur, DTC will be registered as a “clearing corporation” within the meaning of Section 8-102(a)(5) of the UCC.

(vi) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by Laurel Crown of, and the performance by Laurel Crown of its obligations under, this Agreement, the Power of Attorney and the Custody Agreement do not and will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent, approval or waiver (other than any such consent, approval or waiver as may have already been obtained or waived) of any other party pursuant to, (i) the certificate of formation or limited liability company agreement or other organizational documents of Laurel Crown or (ii) the LLC Agreement, the Unitholders Agreement, the Registration Rights Agreement and any other agreement or instrument to which Laurel Crown is a party or by which it is bound or under which it is entitled to any right or benefit, or (iii) any provision of applicable law or any judgment, order, decree or regulation applicable to Laurel Crown of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Laurel Crown except, solely in the case of subclause (ii) of this paragraph and solely insofar as relates to agreements or instruments other than the LLC Agreement, the Unitholders Agreement and the Registration Rights Agreement, for any such contravention, conflict, breach or Default or failure to obtain such consent which would not, individually or in the aggregate, impair the ability of Laurel Crown to consummate the transactions or to perform its obligations contemplated by this Agreement, the Power of Attorney and the Custody Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by Laurel Crown of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(vii) No Registration or Other Similar Rights. Laurel Crown does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights that have been waived.

(viii) Absence of Rights of First Refusal. The Shares to be sold by Laurel Crown under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Shares other than pursuant to this Agreement.

(ix) Disclosure Made by Laurel Crown in the Prospectus. All information relating to Laurel Crown furnished by or on behalf of Laurel Crown in writing expressly for use in the Registration Statement, the Statutory Prospectus, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, is and, as of the Initial Sale Time, the First Closing Date and each Subsequent Closing Date, if any, will be, true, correct, and complete in all material respects and does not and, as of the Initial Sale Time, the First Closing Date and each Subsequent Closing Date, if any, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such information, in light of the circumstances under which they were made, not misleading. In addition, Laurel Crown confirms as accurate as of the date of the Statutory Prospectus, the date of the Prospectus and the First Closing Date the number of shares of Common Stock set forth opposite its name in each of the Statutory Prospectus and the Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Shares).

(x) No Price Stabilization or Manipulation. Laurel Crown has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares during the Prospectus Delivery Period (as defined below).

(xi) No Free Writing Prospectuses. Laurel Crown represents that it has not prepared or had prepared on its behalf or used or referred to, any Free Writing Prospectus, and represents that it has not distributed any written materials in connection with the offer or sale of the Shares that would otherwise constitute a Free Writing Prospectus required to be filed with the Commission or retained under Rule 433 of the Securities Act.

Any certificate signed by or on behalf of Laurel Crown (including an certificate signed by an Attorney-in-Fact pursuant to the Power of Attorney) and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by Laurel Crown to each Underwriter as to the matters covered thereby.

Laurel Crown acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Shares.

(a) The Firm Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of [●] Firm Shares and (ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of [●] Firm Shares, each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite its name on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $[●] per share.

(b) The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Schulte, Roth & Zabel, LLP, 919 Third Avenue, New York, NY 10022 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time on February [●], 2006, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 9 or Section 18.

(c) The Optional Shares; each Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [●] Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representative to the Company which notice may be given at any time within 30 days after the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which such Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such date is the same as the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Shares and the applicable Optional Shares). Each time and date of delivery, if subsequent to the First Closing Date, is called the “Subsequent Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five business days after delivery of such notice of exercise.

If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) the Company agrees to sell such Optional Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Shares. The Representative hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Shares. Payment for the Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Shares to be sold by the Selling Stockholders shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Custodian.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Wachovia, individually and not as the Representative of the Underwriters, may (but

shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to remit such amounts for the account of such Selling Stockholder as directed by an Attorney-in-Fact.

(f) Delivery of the Shares. Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 4:00 a.m. (New York City time) on the day immediately following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Issuer Free Writing Prospectus identified in Schedule F hereto, which shall contain the pricing terms set forth in Schedule E hereto and such other information as may be required by applicable law or regulation and as the Company and the Representative shall agree, in such quantities and in such places as the Representative shall request, and shall also deliver an electronic copy thereof to the Representative. Not later than [●]:00 a.m. (New York City time) on [●], 2006, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

Section 3. Covenants of the Company and the Selling Stockholders.

A. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning on the date of this Agreement and ending on the later of 25 days after the date of this Agreement or such later date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Statutory Prospectus or the Prospectus and prior to using, amending or supplementing any Free Writing Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement or such proposed Free Writing Prospectus, as the case may be, and the Company shall not file any such proposed amendment or supplement or file or use any such proposed Free Writing Prospectus to which the Representative reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, either Disclosure Package or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order as promptly as possible, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A under the Securities Act, including with respect to the timely filing of documents thereunder (without reliance on Rule 424(b)(8)), and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act and, subject to the provisions of Section 3(A)(a) hereof, the Company will file with the Commission and deliver to the Representative, contemporaneously with the filing of any such document with the Commission, an amendment or supplement to the Prospectus that will contain the same information included in such documents.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which a Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or prevailing at that subsequent time, as the case may be, not misleading, or if it shall be necessary to amend or supplement a Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or prevailing at that subsequent time, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, a Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Representative during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(A)(a) and 3(A)(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective as promptly as possible) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, each Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in each Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or prevailing at that subsequent time, as the case may be, not misleading or so that the Registration Statement, each Disclosure Package or the Prospectus, as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or prevailing at that subsequent time, as the case may be, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses listed in Schedule D and F hereto and in respect of the electronic road shows previously made available through netroadshow.com and retailroadshow.com. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of each of the Statutory Prospectus, the Prospectus and each Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representative may reasonably request.

(g) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify the Shares for sale under the laws of such jurisdictions as the Representative reasonably designates and will continue such qualifications in effect so long as required for the distribution of the Shares. The Company will advise the Representative promptly of the suspension of the qualification of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification or exemption, the Company shall use its commercially reasonable efforts to promptly obtain the withdrawal thereof.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it, together with borrowings under the Credit Agreement and available cash as described in each Disclosure Package and the Prospectus, in the manner described under the caption “Use of Proceeds” in the Prospectus.

(i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve-month period ending on the last day of the Company’s fiscal quarter ending on or around March 31, 2007 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(l) Quotation. The Company will use its best efforts to effect the listing of, subject to notice of issuance, the Shares on the New York Stock Exchange.

(m) Restriction on Sale of Shares. During the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of Wachovia, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any shares of the Company’s preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock,

(ii) file or cause the filing of any registration statement under the Securities Act with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable for any Common Stock or other Capital Stock, or

(iii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock,

whether any transaction described in (i), (ii) or (iii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise. Moreover, if:

(1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(A)(m) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Wachovia:

(1) issue Common Stock to the Underwriters pursuant to this Agreement,

(2) issue shares, and options to purchase shares, of Common Stock pursuant to the equity incentive plan described in the Prospectus under the caption “Management—Employment Arrangements—Equity Incentive Plan” as that plan is in effect on the date of this Agreement, and

(3) issue shares of Common Stock upon the exercise of stock options issued after the date of this Agreement under the equity incentive plan referred to in clause (2) above, as such plan is in effect on the date of this Agreement.

(n) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(o) Existing Lock-Up Agreements. There are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities, except for agreements relating to the 14% Notes that will be terminated simultaneously with the sale and purchase of the Firm Shares on the First Closing Date. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by “lock-up” agreements entered into by the Selling Stockholders and the persons listed in Schedule C hereof pursuant to the terms of this Agreement for the duration of the periods contemplated in such agreements.

(p) UCC Termination Statements. Promptly after the release of all pledges, security interests and liens relating to the shares of Common Stock, the Company shall file termination statements under the Uniform Commercial Code with respect to the shares of Common Stock subject to the pledge, security interest and lien created under or pursuant to the Pledge Agreement in all offices and jurisdictions where financing statements under the Uniform Commercial Code were filed in connection with any pledge of, security interest in or other lien created under or pursuant to the Pledge Agreement.

B. Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants and agrees with each Underwriter as follows:

(a) During the Lock-Up Period, such Selling Stockholder will not, without the prior written consent of Wachovia, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by such Selling Stockholder or with respect to which such Selling Stockholder has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise. Moreover, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(B)(a) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, such Selling Stockholder may, without the prior written consent of Wachovia, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock:

(1) to the Underwriters pursuant to this Agreement,

(2) as a bona fide gift or gifts for charitable or estate planning purposes,

(3) to any trust for the direct or indirect benefit of such Selling Stockholder,

(4) to an affiliate of such Selling Stockholder, provided that any such transaction does not require any public filings or reporting, and

(5) if such Selling Stockholder is a corporation, partnership or a limited liability company, to a wholly-owned subsidiary, partner or member, as the case may be, of such corporation, partnership or limited liability company, provided, however, that in the case of any transfer described in clause (2), (3), (4) or (5) above, it shall be a condition to the transfer that (A) the transferee or donee, as the case may be, executes and delivers to Wachovia, acting on behalf of the Underwriters, not later than one business day prior to such transfer or gift, as the case may be, a written agreement, in form and substance reasonably satisfactory to Wachovia, in substantially the form of Exhibit E to this Agreement, and (B) in the case of clause (2), (3) and (5) above, if such Selling Stockholder is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock by such Selling Stockholder during the Lock-Up Period (as the same may be extended as described above), such Selling Stockholder shall include a statement in such report to the effect that such transfer or distribution is not a disposition for cash and, in the case of any transfer pursuant to clause (2), that such transfer is being made as a gift for charitable or estate planning purposes, in the case of any transfer pursuant to clause (3), that such transfer is being made to a trust for the direct or indirect benefit of the Selling Stockholder and, in the case of any distribution pursuant to clause (5), that such distribution is being made to a wholly-owned subsidiary, partner or member, as the case may be, of such Selling Stockholder.

Such Selling Stockholder, further agrees that (i) such Selling Stockholder will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by such Selling Stockholder, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

(b) Delivery of Tax Forms. To deliver to the Representative prior to the First Closing Date a properly completed and executed United States Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8.

(c) Notification of Material Changes. During the Prospectus Delivery Period, such Selling Stockholder will advise Wachovia promptly, and if requested by Wachovia, will confirm such advice in writing, of any change in any material respect in information relating to such Selling Stockholder in the Registration Statement, the Statutory Prospectus, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto furnished by or on behalf of such Selling Stockholder in writing expressly for use therein.

(d) No Free Writing Prospectuses. Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to any Free Writing Prospectus, and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares and agrees that it has not distributed any written materials in connection with the offer or sale of the Shares that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed with the Commission or retained under Rule 433 of the Securities Act.

Wachovia, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company, any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. (a) The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs, if any), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company’s and MHCI’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Statutory Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and preparing and printing a “Blue Sky Survey” or memorandum and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions and any so-called Canadian wrappers or any amendments or supplements thereto, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares and the reasonable fees and expenses of counsel for the Underwriters in connection with matters relating to the Reserved Shares and the offering thereof to the Reserved Share Offerees, (viii) the fees and expenses associated with listing the Shares on the New York Stock

Exchange, (ix) all fees and expenses of the Custodian, (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement and (xi) all costs and expenses incurred by the Company relating to the “road show” undertaken in connection with the marketing of the Shares. Except as provided in this Section 4, Section 6, Section 7 and Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) Each Selling Stockholder agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Stockholder, and (ii) expenses and stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder (which taxes, if any, may be deducted as directed by an Attorney-in-Fact under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and any of the Selling Stockholders, on the other hand.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for any Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Subsequent Closing Date, shall be subject to (1) the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Section 1 hereof as of the date hereof and as of the First Closing Date and each Subsequent Closing Date as though then made; (2) the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder in all material respects; and (3) each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from KPMG LLP, independent registered public accounting firm of the Company and MHCI, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements, the pro forma financial data and certain financial information contained in the Registration Statement, the Statutory Prospectus and the Prospectus and any Issuer Free Writing Prospectuses (and the Representative shall have received an additional four signed copies of such accountants’ letter for the several Underwriters).

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and through and including the First Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)) or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and the Company shall have filed the Issuer Free Writing Prospectus referred to in Schedule F hereto with the Commission prior to 5:00 p.m. (New York City time) on the day immediately after the date of this Agreement; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement through and including the First Closing Date and, with respect to the Optional Shares, each Subsequent Closing Date, in the judgment of the Representative there shall not have occurred any Material Adverse Change.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and each Subsequent Closing Date the Representative shall have received the favorable opinion of Schulte Roth and Zabel LLP, counsel for the Company, dated as of the First Closing Date or the Subsequent Closing Date, as applicable, substantially to the effect set forth in Exhibit A (and the Representative shall have received an additional four signed copies of such counsel’s legal opinion for the several Underwriters).

(e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Subsequent Closing Date the Representative shall have received the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated as of the First Closing Date or the Subsequent Closing Date, as applicable, in form and substance satisfactory to the Representative (and the Representative shall have received an additional four signed copies of such counsel’s legal opinion for the several Underwriters).

(f) Officers’ Certificate. On each of the First Closing Date and each Subsequent Closing Date the Representative shall have received a written certificate executed by the Chairman, President and Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of such First Closing Date or Subsequent Closing Date, as the case may be, to the effect that the signers of such certificate have reviewed the Registration Statement, the Prospectus, the Statutory Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and through such First Closing Date or Subsequent Closing Date, as the case may be, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such First Closing Date or Subsequent Closing Date, as the case may be; and

(iii) the Company has complied with all the agreements hereunder in all material respects and satisfied all the conditions on its part to be performed or satisfied hereunder in all material respects at or prior to such First Closing Date or Subsequent Closing Date, as the case may be.

(g) Bring-down Comfort Letter. On each of the First Closing Date and each Subsequent Closing Date, the Representative shall have received from KPMG LLP, independent public or certified public accountants for the Company and MHCI, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Subsequent Closing Date, as the case may be (and the Representative shall have received an additional four signed copies of such accountants’ letter the several Underwriters).

(h) Opinions of Counsel for the Selling Stockholders. On the First Closing Date the Representative shall have received the favorable opinions of each of (1) Schulte Roth & Zabel LLP with respect to Castle Harlan III, L.P., Castle Harlan Offshore Partners III, L.P., Castle Harlan Affiliates III, L.P., Branford Castle Holdings, Inc., Frogmore Forum Family Fund, LLC, and Leonard M. Harlan, (2) Sullivan & Cromwell LLP with respect to Laurel Crown Capital, LLC: Series One- LC/Morton’s and (3) Salamon, Gruber, Newman & Blaymore, P.C. with respect to Allen J. Bernstein, each as counsel for the respective Selling Stockholders, dated the First Closing Date, substantially to the effect set forth in Exhibit B, C and D, respectively, (and the Representative shall have received an additional four signed copies of such counsels’ legal opinions for each of the several Underwriters).

(i) Selling Stockholders’ Certificate. (1) On the First Closing Date the Representative shall receive a written certificate executed by each of Castle Harlan Partners III, L.P., Castle Harlan Offshore Partners III, L.P., Castle Harlan Affiliates III, L.P., Frogmore Forum Family Fund LLC, Brandford Castle Holdings, Inc.. Leonard M. Harlan and Allen J. Bernstein or by an Attorney-in-Fact on behalf of such Selling Stockholder, dated as of the First Closing Date to the effect that:

(i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B)(a) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such First Closing Date; and

(ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such First Closing Date; and

(2) On the First Closing Date the Representative shall receive a written certificate executed by Laurel Crown or by an Attorney-in-Fact on behalf of Laurel Crown, dated as of the First Closing Date to the effect that:

(i) the representations, warranties and covenants of Laurel Crown set forth in Section 1(B)(b) of this Agreement are true and correct with the same force and effect as though expressly made by Laurel Crown on and as of such First Closing Date; and

(ii) Laurel Crown has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such First Closing Date.

(j) Selling Stockholders’ Documents. Prior to the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representative copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and, in the case of the Custody Agreements, executed by the Custodian, an Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8 duly completed and executed by each Selling Stockholder and such further information, certificates and documents as the Representative may reasonably request.

(k) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit E hereto from each person and each entity set forth in Schedule C of this Agreement, and each such agreement shall be in full force and effect on each of the First Closing Date and each Subsequent Closing Date.

(l) Certificates Suitable for Transfer. Prior to 9:00 a.m. (New York City time) on the First Closing Date, certificates for all of the Firm Shares to be sold by the Selling Stockholders pursuant to this Agreement, accompanied by stock powers endorsed in blank duly executed by the Selling Stockholders, shall have been placed in custody with the Custodian under the Custody Agreements.

(m) Listing of Shares. The Shares shall have been authorized for listing on the New York Stock Exchange, and satisfactory evidence of such action shall have been provided to the Representative.

(n) No Objection. Prior to the date of this Agreement, NASD Regulation Inc. shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(o) Pre-Closing Transactions. The Pre-Closing Transactions shall have been duly consummated on the terms and at or prior to the times contemplated by this Agreement, the Statutory Prospectus and the Prospectus and the Representative shall have received:

(i) a copy of the amended and restated charter of the Company and a copy of the amendment to the charter of MHCI, each certified by the Secretary of State of the State of Delaware;

(ii) a copy of the executed Merger Agreement;

(iii) a copy of the Merger Certificate certified by the Secretary of State of the State of Delaware;

(iv) a copy of the Supplemental Indenture executed by all parties thereto;

(v) a copy of the Redemption Agreement executed by all parties thereto;

(vi) a copy of the Credit Agreement executed by all parties thereto; and

(vii) such other evidence that the Pre-Closing Transactions have been consummated as the Representative may reasonably request.

(p) Closing Transactions. The Closing Transactions shall be duly consummated simultaneously with the sale and purchase of the Firm Shares as provided herein on the First Closing Date and the Representative shall at such time receive:

(i) a copy of the agreement or certificate evidencing the termination of the Management Agreement, signed by an appropriate signatory on behalf of Castle Harlan, Inc.;

(ii) evidence satisfactory to it of the termination of the Prior Working Capital Credit Facility and the termination and release of all pledges, security interests and other liens relating thereto;

(iii) a copy of the agreement or certificate evidencing the termination of the Laurel Crown Agreement signed by an appropriate signatory on behalf of Laurel Crown Capital, LLC: Series One-LC/Morton’s;

(iv) evidence satisfactory to it of the redemption of all outstanding 14% Notes and the termination and release of all pledges, security interests and other liens relating thereto and the Termination and Release;

(v) evidence satisfactory to it of the repurchase or redemption of all outstanding 7.5% Notes and the termination and release of all pledges, security interests and other liens relating thereto; and

(vi) evidence satisfactory to it of the Acceptance.

(q) UCC Termination Statement. Appropriate termination statements under the Uniform Commercial Code shall have been prepared with respect to the shares of Common Stock subject to the pledge, security interest and lien created under or pursuant to the Pledge Agreement to be filed in all offices and jurisdictions where financing statements under the Uniform Commercial Code were filed in connection with any pledge of, security interest in or other lien created under or pursuant to the Pledge Agreement, and copies of such termination statements shall have been delivered to the representatives

(r) Additional Documents. On or before each of the First Closing Date and each Subsequent Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement or, in the case of any condition to the purchase of Optional Shares on any Subsequent Closing Date, the obligations of the several Underwriters to purchase the relevant Optional Shares, may be terminated by the Representative by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date or by notice to the Company at any time on or prior to or such Subsequent Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that, in the case of any termination of this Agreement on or prior to the First Closing Date, Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination, and except that, in the case of any Subsequent Closing Date, all of the provisions of this Agreement (other than the obligations of the several Underwriters to purchase the relevant Option Shares) shall remain effective and survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5, Section 10 or Section 18, or if the sale to the Underwriters of the Shares on the First Closing Date or Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Indemnification.

(a) Indemnification of the Underwriters.

(1) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, claim, damage, liability or expense, as incurred, to which such Underwriter or any such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in any foreign jurisdiction, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein; and to reimburse each Underwriter, each of its directors, officers, employees and agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Wachovia) as such expenses are reasonably incurred by such Underwriter or any such director, officer, employee or agent or any such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto) (it being understood that such information furnished by the Representative consists exclusively of the information described in the penultimate sentence of Section 7(b) hereof). The indemnity agreement set forth in this Section 7(a)(1) shall be in addition to any liabilities that the Company may otherwise have.

(2) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, claim, damage, liability or expense, as incurred, to which such Underwriter or any such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or such Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in any foreign jurisdiction, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter, each of its directors, officers, employees and agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Wachovia) as such expenses are reasonably incurred by such Underwriter or any such director, officer, employee or agent or any such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that each of the foregoing indemnity agreements with respect to (i) and (ii) above shall apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood that such information consists exclusively of such Selling Stockholder’s name and address and the numbers of shares of Common Stock set forth opposite such Selling Stockholder’s name and any information relating to such Selling Stockholder contained in the footnotes in the preliminary prospectus, the Statutory Prospectus and the Prospectus under the caption “Principal and Selling Stockholders”; and provided, further, that, notwithstanding anything to the contrary above, the liability of each Selling Stockholder under this Section 7(a)(2) shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder. The indemnity agreement set forth in this Section 7(a)(2) shall be in addition to any liabilities that such Selling Stockholder may otherwise have.

(b) Indemnification of the Company, its Directors and Officers, and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Wachovia), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by such Underwriter through the

Representative expressly for use therein; and to reimburse the Company or any such director, officer, Selling Stockholder or controlling person for any legal fees and other expense reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company and the Selling Stockholders through the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph, the statements in the fourth paragraph (relating to sales to accounts over which the Underwriters exercise discretionary authority), the statements in the fifth paragraph (relating to the initial public offering price, concession and reallowance), the statements in the 14th and 15th paragraphs (relating to stabilization and related activities) and the statements in the 17th paragraph (relating to the markets on which stabilization transactions may be effected and the fact that the Underwriters make no representation that they will engage in stabilization transactions or as to the effect of those transactions, if commenced, but only insofar as those statements relate to the Representative or the Underwriters) under the caption “Underwriting” in the Statutory Prospectus and the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall the indemnifying party be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and their respective directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (which counsel shall be selected by Wachovia), or the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (which counsel shall be selected by the Company).

(d) Indemnification for Reserved Shares. Without limitation to the Company’s other obligations set forth in this Agreement, the Company agrees to indemnify and hold harmless Wachovia, its directors, officers, employees and agents and each person, if any, who controls, Wachovia within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, claim, damage, liability or expense, as incurred, to which Wachovia or such director, officer, employee, agent or controlling person may become subject, which (i) is caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Reserved Share Offerees in connection with the Reserved Share program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) is caused by the failure of any Reserved Share Offerees to pay for and accept delivery of Reserved Shares that such Reserved Share Offerees agreed to purchase; or (iii) is related to, arises out of, or is in connection with the Reserved Share program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have (including, without limitation, any liabilities that the Company may otherwise have pursuant to Section 7(a) of this Agreement).

(e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any and all loss, claim, damage, liability or expense, as incurred, by reason of such settlement or judgment. Notwithstanding the foregoing sentence or any other provision of this Section 7, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 8. Contribution. If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying parties on the one hand, and the indemnified parties, on the other hand, from the offering of the Shares contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein or other matters which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty or other matter relates to information supplied by indemnifying parties, on the one hand, or the indemnified parties, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, inaccuracy or other matter.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Notwithstanding any other provision of this Agreement, the liability of each of the Selling Stockholders under Section 7, and the obligation of each Selling Stockholder to contribute pursuant to this Section 8, shall be several and not joint, and shall not exceed the amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder. For purposes of this Section 8, each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Securities Act and Section 20 of Exchange Act shall have the same right to contribution as such Selling Stockholder.

Section 9. Default of One or More of the Several Underwriters. If, on the First Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement (or, in the case of any such failure or refusal that occurs on a Subsequent Closing Date after the First Closing Date, the obligations of the several Underwriters to purchase and of the Company to sell the Optional Shares that were to have been purchased and sold on such Subsequent Closing Date) shall terminate without liability of any party to any other party except that, in the case of any termination of this Agreement as a result of any such failure or refusal to purchase Shares on the First Closing Date, the provisions of Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination. If the obligations of the several Underwriters to purchase and of the Company to sell the Optional Shares that were to be purchased and sold on a Subsequent Closing Date are terminated as provided in the immediately preceding sentence, this Agreement shall at all times be effective and shall survive such termination, except that the obligations of the several Underwriters to purchase and of the Company to sell such Optional Shares on such date shall terminate. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or such Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 10. Termination of this Agreement. On or prior to the First Closing Date and, with respect to Optional Shares, each Subsequent Closing Date, this Agreement (or, in the case of any such Subsequent Closing Date, the obligation of the several Underwriters to purchase and the Company to sell the Optional Shares that were to have been purchased and sold on such Subsequent Closing Date) may be terminated by the Representative by notice given to the Company, and, in the case of the First Closing Date, the Selling Stockholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (b) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities of the Company or MHCI by any “nationally recognized statistically rating organization” (as defined in Rule 436 under the Securities Act) or any public announcement that any such organization has under surveillance or review its ratings on any such debt securities (other than an announcement with positive implications of a possible upgrading) or any announcement by such organization that the Company or MHCI has been placed on negative outlook. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) any party hereto to any other party except that (in the case of any such termination that occurs on or prior to the First Closing Date) the provisions of Sections 4, 6 7 and 8 shall at all times be effective and shall survive such termination and (in the case of any such termination that occurs after the First Closing Date) all of the provisions of this Agreement (other than the obligations of the several Underwriters to purchase and of the Company to sell the Optional Shares that were to have been purchased and sold on the applicable Subsequent Closing Date) shall at all times be effective and shall survive such termination.

Section 11. No Advisory or Fiduciary Responsibility. Each of the Company and the Selling Stockholders acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Selling Stockholders or their respective affiliates, stockholders, equity holders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholders may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or by any Selling Stockholder or any person controlling such Selling Stockholder, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Wachovia Capital Markets LLC

7 St. Paul Street

Baltimore, MD 21202

Facsimile: (443) 263-6809

Attention: Patrick Garrett

with a copy to:

Sidley Austin LLP

555 California Street

San Francisco, CA 94104

Facsimile: (415) 772-7400

Attention: Eric S. Haueter

If to the Company:

Morton’s Restaurant Group, Inc.

3333 New Hyde Park Road, Suite 210

New Hyde Park, NY 11042

Facsimile: (516) 627-1898

Attention: Chief Executive Officer

with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Facsimile: (212) 593-5955

Attention: Michael R. Littenberg

If to Castle Harlan Partners III, L.P., Castle Harlan Offshore Partners III, L.P., Castle Harlan Affiliates III, L.P., Frogmore Forum Family Fund LLC, Brandford Castle Holdings, Inc. and/or Leonard M. Harlan:

c/o Castle Harlan Partners III, L.P.

150 East 58th Street

New York, NY 10155

Facsimile: (212) 207-8042

Attention: David Pittaway

with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Facsimile: (212) 593-5955

Attention: Michael R. Littenberg

If to Laurel Crown Capital, LLC: Series One – LC/Morton’s:

1601 Cloverfield Blvd.

Suite #200 South

Santa Monica, CA 90404

Facsimile: (310) 255-8547

Attention: Laurence E. Paul

Attention: Stephen E. Paul

with a copy to:

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, California 90067

Facsimile: (310) 712-8800

Attention: Patrick S. Brown

If to Allen J. Bernstein:

c/o Morton’s Restaurant Group, Inc.

3333 New Hyde Park Road, Suite 210

New Hyde Park, NY 11042

Facsimile: [●]

Attention: [●]

with a copy to:

Salamon, Gruber, Newman & Blaymore, P.C.

97 Powerhouse Road, Suite 102

Roslyn Heights, New York 11577

Facsimile: 516-625-1795

Attention: David Gruber

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the employees, officers, agents and directors and controlling persons referred to in Section 7 and Section 8, and in each case their respective successors and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 17. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 18. Failure of One or More of the Selling Stockholders to Sell and Deliver Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders on the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 7 and 8 hereof, the Company or the Selling Stockholders, or (ii) purchase the Shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date and the Underwriters shall elect, at their option, to purchase the Shares that the Company and the other Selling Stockholders have agreed to sell and deliver on such date in accordance with the terms hereof, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Stockholders, to postpone the First Closing Date, but in no event for longer than seven days, in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MORTON’S RESTAURANT GROUP, INC.

By:
Name:
Title:

CASTLE HARLAN PARTNERS III, L.P.

CASTLE HARLAN OFFSHORE PARTNERS III, L.P.

CASTLE HARLAN AFFILIATES III, L.P.

FROGMORE FORUM FAMILY FUND, LLC

BRANDFORD CASTLE HOLDINGS, INC.

LAUREL CROWN CAPITAL, LLC: SERIES ONE– LC/MORTON’S

ALLEN J. BERNSTEIN

LEONARD M. HARLAN

By:
Attorney-in-fact

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC Acting as Representative of the several Underwriters named in the attached Schedule A.

By:
Authorized Signatory

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Wachovia Capital Markets, LLC
Piper Jaffray & Co.
Jefferies & Company, Inc.
RBC Capital Markets Corporation
SG Cowen Securities Corporation

Total	9,000,000

SCH. A-1

SCHEDULE B

Selling Stockholders	Number of Firm Shares to be Sold
Castle Harlan Partners III, L.P.	2,102,432
Castle Harlan Offshore Partners III, L.P.	34,466
Castle Harlan Affiliates III, L.P.	35,138
Frogmore Forum Family Fund, LLC	8,003
Brandford Castle Holdings, Inc.	13,921
Laurel Crown Capital, LLC: Series One – LC/Morton’s	606,463
Leonard M. Harlan	6,961
Allen J. Bernstein	192,616

Total:	3,000,000

SCH. B-1

SCHEDULE C

Persons Subject to Lock-Up

Thomas J. Baldwin

Ronald M. DiNella

Roger J. Drake

Edie A. Ames

Klaus W. Fritsch

Kevin E. Weinert

James W. Kirkpatrick

John K. Castle

Lee M. Cohn

Dr. John J. Connolly

Robert A. Goldschmidt

Dr. Laurence E. Paul

Stephen E. Paul

David B. Pittaway

Diane H. Russell

Zane Tankel

Alan A. Teran

Justin B. Wender

Allan C. Schreiber

SCH. C-1

SCHEDULE D

Issuer Free Writing Prospectus

None.

SCH. D-1

Schedule E

Pricing Terms

[To be inserted.]

SCH. E-1

Schedule F

Issuer Pricing Terms Free Writing Prospectus

Free Writing Prospectus dated February [●], 2006 relating to the offering of the Shares

SCH. F-1

EXHIBIT A

Opinion of counsel for the Company

to be delivered pursuant to Section 5(d)of the Underwriting Agreement

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the preliminary prospectus dated January 23, 2006 (the “Preliminary Prospectus”) and the prospectus dated February [ ], 2006 (the “Prospectus”). Based solely on our review of foreign qualification certificates issued by the applicable secretaries of state, the Company is duly qualified as a foreign corporation in the States of Illinois and New York and all other jurisdictions set forth on Schedule A. The Company has the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus and Prospectus.

2. Each subsidiary of the Company listed on Schedule A hereto (the “Subsidiaries”), based solely on our review of good standing certificates issued by the applicable secretaries of state, is an existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation as of the date set forth in Schedule A, and has the requisite power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus; and based solely on our review of foreign qualification certificates issued by the applicable secretaries of state, each Subsidiary is qualified to do business as a foreign corporation or limited liability company in all jurisdictions set forth on Schedule A hereto as of the dates set forth on such Schedule. To our knowledge, all of the outstanding equity interests of the Subsidiaries are reflected in their stock or membership interest transfer ledgers, as the case may be, as being owned by the Company or another Subsidiary.

3. Without giving effect to the issuance and sale of the Shares to be sold by the Company to the Underwriters on the date hereof, the Company has authorized, and based solely on our review of the stock ledger of the Company, issued and outstanding, the number of shares of capital stock (including the Common Stock) set forth as “actual” in the line items captioned “Common Stock” and “Preferred Stock” appearing under the heading “Capitalization” in the Preliminary Prospectus and the Prospectus; without giving effect to the issuance and sale of the Shares to be sold by the Company to the Underwriters on the date hereof, all of the outstanding Shares of Common Stock of the Company (including, without limitation, the shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement) have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any right of first refusal or any preemptive or similar rights to subscribe for or purchase Common Stock or other securities of the Company arising under the charter or by-laws of the Company or pursuant to any of the terms or provisions of any instrument or agreement set forth on Schedule B hereto or by operation of the DGCL. Assuming repayment of the 7.5% Notes and

EX. A-1

the 14% Notes and termination of the Prior Working Capital Facility as contemplated by the Underwriting Agreement, the Shares to be sold by the Company and the Selling Stockholders on the date hereof are free and clear of all security interests, pledges and other liens and encumbrances securing the 7.5% Notes, the 14% Notes, the Prior Working Capital Facility or arising under the MHCI Pledge Agreement, the 14% Notes Purchase Agreement, the 7.5% Indenture or any of the other instruments or agreements listed on Schedule B hereto or any obligations arising under or relating to any of the foregoing.

4. Except as set forth in the Preliminary Prospectus and the Prospectus, to our knowledge, (A) no options, warrants or other rights to purchase from the Company shares of capital stock or other ownership interests in the Company are outstanding and (B) no agreements or other obligations to issue, or other rights to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company are outstanding.

5. The Shares to be purchased by the Underwriters from the Company on the date hereof have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares to be sold by the Company to the Underwriters on the date hereof and the sale of the Shares to be sold by the Selling Stockholders to the Underwriters on the date hereof are not subject to any rights of first refusal or any preemptive or similar rights to subscribe for or purchase any such Shares arising under the charter or by-laws of the Company or pursuant to the terms or provisions of any instrument or agreement set forth on Schedule B hereto or by operation of the DGCL. The Common Stock conforms to the description thereof contained under the caption “Description of Capital Stock” in the Preliminary Prospectus and the Prospectus.

6. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement. The execution and delivery of the Underwriting Agreement and the performance by the Company of its obligations thereunder (including, without limitation, the issuance and sale of the Shares to be sold by the Company to the Underwriters on the date hereof pursuant to the Underwriting Agreement and the use of proceeds from the sale of such Shares on the date hereof, together with borrowings under the Credit Agreement and available cash, as described in the Prospectus under the caption “Use of Proceeds”) have been duly and validly authorized by all necessary corporate action on the part of the Company. The Underwriting Agreement has been duly executed and delivered by the Company.

7. The statements under the captions “Description of Capital Stock,” “Management—Employment Arrangements,” “Certain Relationships and Related Transactions,” “Shares Eligible for Future Sale,” Management’s Discussion and Analysis of Financial Condition and Results of Operations – Debt and Other Obligations – Proposed New Senior Revolving Credit Facility” and “U.S. Federal Tax Considerations for Non-U.S. Holders” in the Preliminary Prospectus and the Prospectus and the statements in Item 14 of the Registration Statement, insofar as such statements constitute a summary of the legal matters, the Company’s charter and bylaws or other documents, or proceedings referred to therein, fairly present in all material

EX. A-2

respects such legal matters and the terms of the Company’s charter and bylaws and such other documents and proceedings.

8. Assuming the repayment of the 7.5% Notes and the 14% Notes as contemplated by the Prospectus, the execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (including, without limitation, the issuance and sale of the Shares to be sold by the Company to the Underwriters on the date hereof and the use of proceeds from the sale of such Shares, together with the borrowings under the Credit Agreement and available cash, as described in the Prospectus under the caption “Use of Proceeds”) does not and will not (i) breach or result in a default under or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any of the terms or provisions of any agreement or instrument listed on Schedule B hereto (except for liens, charges and encumbrances pursuant to the Credit Agreement to secure obligations of the Company and its Subsidiaries thereunder), (ii) contravene the charter or bylaws of the Company or (iii) assuming compliance with all applicable state securities or “Blue Sky” laws and any applicable foreign securities laws, violate any statute, judgment, decree, order, rule or regulation known to and which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (including, without limitation, the Pre-Closing Transactions (including, without limitation, the Pre-Closing Transactions and the Closing Transactions), except in the case of clause (i) above for any such breach, default, violation or imposition that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9. To our knowledge, no consent, approval, authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body or agency, which, in our experience, is normally applicable in connection with transactions of the types contemplated by the Underwriting Agreement (including, without limitation, the Pre-Closing and the Closing Transactions) is required for the Company’s execution or delivery of or performance under the Underwriting Agreement or the issuance and sale by the Company of the Shares to be sold by the Company to the Underwriters on the date hereof except such as may be required under Blue Sky or state securities laws or foreign securities laws, as to which we express no opinion, and those which have been obtained on or prior to the date hereof.

10. The Company is not, and immediately after giving effect to the offering and sale of the Shares to be sold by the Company to the Underwriters on the date hereof and the application of the proceeds from such sale, together with borrowings under the Credit Agreement and available cash, (as described in the Prospectus under the heading “Use of Proceeds”), will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

11. We were advised by [                    ], a member of the staff of the Commission, on February [    ], 2006, that the Registration Statement was declared effective at [        ] p.m. on February [    ], 2006 [and any Rule 462(b) registration statement was declared effective at ● on ●, 2006]. To our knowledge, based solely on a telephonic confirmation from the foregoing individual, no stop order suspending the effectiveness of the Registration Statement or any part thereof [or any Rule 462(b) registration statement] has been issued and no

EX. A-3

proceedings for that purpose have been instituted or are pending or contemplated under the Act. The Prospectus [and any supplements thereto] have been filed pursuant to Rule 424(b) under the Act in the manner and within the time period required by Rule 424(b) and the issuer free writing prospectus dated February ●, 2006 (the “FWP”) has been filed pursuant to Rule 433 under the Act in the manner and within the time period required by Rule 433.

12. The Registration Statement, Preliminary Prospectus, the Prospectus and the FWP, as of their respective dates (in each case except for financial statements and related schedules and other financial and accounting data included therein, as to which we express no opinion) complied as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder.

13. To our knowledge, there are no (i) legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries or MHCI is a party or to which any of the properties of the Company or any of its subsidiaries or MHCI is subject that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus and that are not so described or (ii) contracts and other documents that are required to be filed as exhibits to the Registration Statement that are not so filed.

14. The Tender Offer (including the related consent solicitation) and the Indenture Amendments have been conducted or obtained, as applicable, in accordance with the provisions of the 7.5% Indenture.

15. [Assuming that the Merger Certificate has been duly filed with and accepted by the Secretary of State of the State of Delaware,] the Merger has become effective, with the result that MHCI has been merged with and into the Company with the Company as the surviving corporation.

16. The Merger qualified as a “reorganization” within the meaning of Section 368(a)(1), of the Internal Revenue Code of 1986, as amended.

17. Based solely on our review of the letter dated January 19, 2006 from the New York Stock Exchange, the Shares have been authorized for listing on the New York Stock Exchange.

18. Based solely on our review of the specimen of Common Stock certificate, filed as Exhibit 4.3 to the Registration Statement, the form of certificate used to evidence the Common Stock complies with all applicable requirements of the charter and bylaws of the Company and the DGCL.

19. Each of the Supplemental Indenture and the Redemption Agreement has been duly authorized, executed and delivered by the Company and, in the case of the Redemption Agreement, by MHCI, and is a valid and binding agreement of the Company, enforceable against the Company and, in the case of the Redemption Agreement, MHCI in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

EX. A-4

20. Attached hereto as Schedule C is a copy of our signed opinion of even date herewith delivered pursuant to the Credit Agreement. We advise you that you and the Underwriters may rely upon such opinion as if it were addressed to you.

We have participated in the preparation of the Registration Statement, Preliminary Prospectus, the FWP and the Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and MHCI and with your representatives and counsel at which the contents of the Registration Statement, Preliminary Prospectus, the FWP and the Prospectus and related matters were discussed. Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Preliminary Prospectus, the FWP or the Prospectus (except as explicitly contemplated in paragraphs 3, 7 and 13 above), based upon the foregoing, we have no reason to believe that (other than the financial statements and related schedules and other financial and accounting data included therein, as to which we express no belief) the Registration Statement [or any post-effective amendments thereto or any Rule 462(b) Registration Statement, at the respective times they] became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of the Initial Sale Time, the Preliminary Prospectus, when considered together with the information in the FWP, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Our statement in the preceding paragraph is based upon our participation in the preparation of the Registration Statement, Preliminary Prospectus, FWP and the Prospectus and review and discussion of the contents thereof, as contemplated by the preceding paragraph, but is without independent check or verification.

EX. A-5

EXHIBIT B

Opinion of Schulte Roth & Zabel LLP

to be delivered pursuant to Section 5(h)of the Underwriting Agreement

The opinion of such counsel pursuant to Section 5(h) shall be rendered to the Representative at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B include any supplements thereto at the First Closing Date.

1.	The Underwriting Agreement has been duly authorized by Castle Harlan Partner III, L.P., Castle Harlan Offshore Partners III, L.P., Castle Harlan Affiliates III, L.P., Frogmore Forum Family Fund, LLC and Branford Castle Holdings, Inc. (the “CHP Selling Stockholders”), and has been duly executed and delivered by the CHP Selling Stockholders and Leonard M. Harlan (together with the CHP Selling Stockholders, the “Selling Stockholders”).

2.	Each of the CHP Selling Stockholders has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, in the State of New York.

3.

The execution and delivery by the Selling Stockholders of, and the performance by the Selling Stockholders of their obligations under, the Custody Agreement and the Power of Attorney of each Selling Stockholder and the Underwriting Agreement (such Custody Agreements and Powers of Attorney and the Underwriting Agreement as hereafter called, collectively, the “Transaction Documents”) (including, without limitation, the sale of the Shares to be sold by the Selling Stockholders to the Underwriters)will not contravene or result in a breach of (a) to our knowledge, any law, statue, rule or regulation applicable to any of the Selling Stockholders, (b) the certificates of limited partnership, incorporation or formation, as applicable, of any of the CHP Selling Stockholders filed with the Secretary of State of the State of Delaware, (c) the charter and bylaws, limited partnership agreement, operating agreement, limited liability company agreement or other similar organizational documents, as the case may be, of any of the CHP Selling Stockholders (the documents referred to in clause (b) of this paragraph and this clause (c) are hereinafter called, collectively, “Organizational Documents”), (d) to our knowledge, any judgment, writ, injunction order or decree of any governmental body, agency or court having jurisdiction over any of the Selling Stockholders or (e) the Second Amended Restated Limited Liability Company Agreement of Morton’s Holdings, LLC, as amended if applicable, the Amended and Restated Unitholders Agreement dated

EX. B-1

as of October 29, 2002, as amended if applicable, among Morton’s Holdings, LLC, Castle Harlan Partners III, L.P. and the other parties thereto, or the Registration Rights Agreement dated as of January 31, 2006, as amended, among the Company, Castle Harlan Partners III, L.P. and the other parties thereto.

4.	Each of the CHP Selling Stockholders has the legal right and power, and all authorizations and approvals required by its respective Organizational Documents, to enter into the Transaction Documents, to sell, transfer and deliver the Shares to be sold by it pursuant to the Underwriting Agreement and to comply with its other obligations under the Transaction Documents.

5.	A Power of Attorney and a Custody Agreement have been duly authorized by each of the CHP Selling Stockholders and duly executed and delivered by each of the Selling Stockholders, and each Power of Attorney and Custody Agreement is a valid and binding agreement of the Selling Stockholder party thereto, enforceable in accordance with their terms, except as rights to indemnification thereunder may be limited by applicable law and except as may be limited by applicable bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.	Based solely upon our examination of the certificates representing the Shares to be sold by each Selling Stockholder under the Underwriting Agreement and the stock ledger of the Company, each Selling Stockholder is the sole registered owner of the Shares to be sold by such Selling Stockholder under the Underwriting Agreement; and, assuming the repayment of the 7.5% Notes and the 14% Notes and termination of the Prior Working Capital Facility as contemplated by the Underwriting Agreement, the Shares to be sold to the Underwriters by each Selling Stockholder are free and clear of all security interests, pledges and other liens and encumbrances securing the 7.5% Notes, 14% Notes or the Prior Working Capital Facility or arising under the MHCI Pledge Agreement, the 14% Notes Purchase Agreement, the 7.5% Indenture, the LLC Agreement, the Unitholders Agreement or the Registration Rights Agreement or any obligations arising under or relating to any of the foregoing.

7.

Upon (i) payment for the Shares to be sold by each Selling Stockholder to each of the several Underwriters as provided in the Underwriting Agreement, (ii) the delivery of stock certificates evidencing such Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (iii) the registration of such Shares in the name of Cede or such other nominee and (iv) the crediting of such Shares on the records of DTC to “securities accounts” (as defined in Section 8-501 of the UCC (as defined below)) in the

EX. B-2

name of such Underwriters or of Wachovia Capital Markets, LLC, as representative of the Underwriters, assuming that neither DTC nor such Underwriter has notice of any “adverse claim” (as such term is defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to any “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares, (A) under Section 8-501 of the UCC, each such Underwriter will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares and (B) no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be asserted against any such Underwriter with respect to such Shares, and (C) Cede or such other nominee designated by DTC, as the case may be, will be a “protected purchaser” (within the meaning of UCC Section 8-303) of such Shares; it being understood that, for purposes of this opinion, it has been assumed that, when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be a “clearing corporation” within the meaning of Section 8-102(a)(5) of the UCC and (z) appropriate entries to the “securities account” (as defined in Section 8-501 of the UCC) or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC.

8.	To our knowledge, no consent, approval, authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body or agency which, in our experience, is normally applicable to a selling stockholder generally in connection with transactions of the types contemplated by the Transaction Documents is required for the performance by the Selling Stockholders of their obligations under the Transaction Documents (including, without limitation, the sale of the Shares to be sold by the Selling Stockholders to the Underwriters), except as may be required by state securities or blue sky laws and from the NASD, as to which we express no opinion.

EX. B-3

EXHIBIT C

Opinion of counsel for Sullivan & Cromwell LLP

to be delivered pursuant to Section 5(h) of the Underwriting Agreement

The opinion of such counsel pursuant to Section 5(h) shall be rendered to the Representative at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B include any supplements thereto at the First Closing Date.

(i) The Underwriting Agreement has been duly authorized, executed and delivered by Laurel Crown Capital, LLC: Series One – LC/Morton’s (the “Selling Stockholder”).

(ii) The Selling Stockholder is validly existing and in good standing as a limited liability company under the laws of the State of Delaware and the Selling Stockholder is duly qualified to do business as a foreign limited liability company and is in good standing in the State of California.

(iii) The execution and delivery by the Selling Stockholder of the Underwriting Agreement, the Power of Attorney and the Custody Agreement and the sale of the Shares by the Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement do not and will not (a) violate the certificate of formation or limited liability company agreement of the Selling Stockholder, (b) result in a default under or breach of any agreement or instrument listed in an officer’s certificate to be attached to such opinion or the LLC Agreement, the Unitholders Agreements or the Registration Rights Agreement or (c) violate any court orders listed in an officer’s certificate to be attached to such opinion or any Federal law of the United States or laws of the States of New York or California applicable to the Selling Stockholder; provided, however, that, for the purposes of this paragraph, no opinion shall be expressed with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws. The officers’ certificates referred to above shall be dated the date of such opinion, shall state that the Underwriters may rely on such certificates and shall state that listed thereon are (i) all agreements and instruments to which the Selling Stockholder is a party or by which it is bound and (ii) all court orders applicable to the Selling Stockholder which, in the case of (i) or (ii), are material to the Selling Stockholder; and the sale of the Shares by the Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement is not subject to any preemptive or other similar rights to subscribe for or purchase any such Shares arising pursuant to the LLC Agreement, the Unitholders Agreement or the Registration Rights Agreement.

(iv) The Selling Stockholder has the requisite limited liability company power and authority to enter into the Underwriting Agreement, the Power of Attorney and the Custody Agreement, to sell, transfer and deliver all of the Shares which are to be sold by the Selling Stockholder under the Underwriting Agreement and to comply with its other obligations under the Underwriting Agreement, the Power of Attorney and the Custody Agreement.

(v) Each of the Power of Attorney and the Custody Agreement of the Selling Stockholder has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a valid and legally binding obligation of the Selling Stockholder, enforceable against

EX. C-1

the Selling Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and provided that such opinion shall not extend to any indemnification provisions therein to the extent inconsistent with public policy.

(vi) Upon payment for the Shares to be sold by the Selling Stockholder as provided in the Underwriting Agreement, delivery of such Shares to The Depository Trust Company (“DTC”) or its agent, registration of such Shares in the name of Cede & Co. (“Cede”) or such other nominee designated by DTC, and crediting of such Shares to the several Underwriters’ accounts with DTC, Cede or such other nominee designated by DTC, as the case may be, will be a “protected purchaser” (within the meaning of Section 8-303 of the Uniform Commercial Code of the State of New York (the “UCC”)) of such Shares, each of the Underwriters will acquire a valid “security entitlement” (within the meaning of UCC Section 8 102(a)(17)) to the Shares purchased by such Underwriter from such Selling Stockholder, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be asserted against any such Underwriter with respect to such Shares (assuming that such Underwriter is without notice of any such “adverse claim”), it being understood that, for purposes of this opinion, we have assumed that, when such payment, delivery and crediting occur, DTC will be registered as a “clearing corporation” within the meaning of Section 8-102(a)(5) of the UCC.

(vii) To the best of our knowledge, all governmental consents, authorization, approvals and filings required to be obtained or made by the Selling Stockholder under the Federal laws of the United States and the laws of the States of New York or California for the sale and delivery of the Shares by the Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement have been obtained or made.

EX. C-2

EXHIBIT D

Opinion of counsel for Salamon, Gruber, Newman & Blaymore, P.C.

to be delivered pursuant to Section 5(h) of the Underwriting Agreement

The opinion of such counsel pursuant to Section 5(h) shall be rendered to the Representative at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B include any supplements thereto at the First Closing Date.

1. The Underwriting Agreement has been duly executed and delivered by Allen J. Bernstein (the “Selling Stockholder”).

2. The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of his obligations under, the Custody Agreement, the Power of Attorney and the Underwriting Agreement (the Custody Agreement, Power of Attorney and Underwriting Agreement as hereafter called, collectively, the “Transaction Documents”) (including, without limitation, the sale of the Shares to be sold by the Selling Stockholder to the Underwriters) will not contravene or result in a breach of (a) to our knowledge, any law, statue, rule or regulation applicable to or binding upon the Selling Stockholder, (b) to our knowledge, any agreement binding upon the Selling Stockholder or (c) to our knowledge, any judgment, writ, injunction order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder; and the sale of the Shares to be sold by the Selling Stockholder to the Underwriters is not subject to any preemptive or other similar rights to subscribe for or purchase any such Shares pursuant to any term or provision of the Second and Amended Restated Limited Liability Company Agreement of Morton’s Holdings, LLC, as amended if applicable, the Amended and Restated Unitholders Agreement dated as of October 29, 2002, as amended if applicable, among Morton’s Holdings, LLC, Castle Harlan Partners III, L.P. and the other parties thereto, or the Registration Rights Agreement dated as of January 31, 2006, as amended, among the Company, Castle Harlan Partners III, L.P. and the other parties thereto or, to our knowledge, any other instrument or agreement.

3. The Selling Stockholder has the legal right and power to enter into the Transaction Documents and to sell, transfer and deliver the Shares to be sold by him pursuant to the Underwriting Agreement and to comply with his other obligations under the Transaction Documents.

4. The Power of Attorney and Custody Agreements have been duly authorized, by the Selling Stockholder, and executed and delivered by the Selling Stockholder and are valid and binding agreements of the Selling Stockholder, enforceable in accordance with their terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as may be limited by applicable bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

EX. D-1

5. The Selling Stockholder is the sole registered owner of the Shares to be sold by such Selling Stockholder under the Underwriting Agreement; and the Shares to be sold by the Selling Stockholder under the Underwriting Agreement are free and clear of all security interests, pledges and other liens and encumbrances securing the 7.5% Notes, the 14% Notes or the Prior Working Capital Facility or arising under the MHCI Pledge Agreement or the 14% Indenture or any obligations arising thereunder or in connection therewith or arising under the MHCI Pledge Agreement or, to our knowledge, otherwise, except for encumbrances arising under the Transaction Documents in favor of the Custodian or the Underwriters.

6. Upon (i) payment for the Shares to be sold by the Selling Stockholder to each of the several Underwriters as provided in the Underwriting Agreement, (ii) the delivery of stock certificates evidencing such Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (iii) the registration of such Shares in the name of Cede or such other nominee and (iv) the crediting of such Shares on the records of DTC to “securities accounts” (as defined in Section 8-501 of the UCC (as defined below)) securities accounts in the names of such Underwriters or Wachovia Capital Markets, LLC, as representative of the Underwriters,, assuming that neither DTC nor such Underwriter has notice of any “adverse claim” (as such term is defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to any “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares, (A) under Section 8-501 of the UCC, each such Underwriter will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares , (B) no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be asserted against any such Underwriter with respect to such Shares, and (C) Cede or such other nominee designated by DTC, as the case may be, will be a “protected purchaser” (within the meaning of UCC Section 8-303) of such Shares; and (B) such Underwriter will acquire its interest therein free of any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC); it being understood that, for purposes of this opinion, we have it has been assumed that, when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede. or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be a “clearing corporation” within the meaning of Section 8-102(a)(5) of the UCC and (z) appropriate entries to the “securities account or accounts” (as defined in section 8-501 of the UCC) in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC.

7. To our knowledge, no consent, approval, authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body or agency which, in our experience, is normally applicable to a selling stockholder generally in connection with transactions of the types contemplated by the Transaction Documents is required for the performance by the Selling Stockholder of his obligations under the Transaction Documents (including, without limitation, the sale of the Shares to be sold by the Selling Shareholders to the Underwriters), except as required under the Securities Act or as may be required by state securities or blue sky laws and from the NASD, as to which we express no opinion.

EX. D-2

EXHIBIT E

FORM OF LOCK-UP AGREEMENT

MORTON’S RESTAURANT GROUP, INC.

Public Offering of Common Stock

                    , 200

Wachovia Securities, Inc.

As Representative of the several Underwriters

7 St. Paul Street

Baltimore, MD 21202

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Morton’s Restaurant Group, Inc., a Delaware corporation (the “Company”), Wachovia Capital Markets, LLC (“Wachovia”), as representative of a group of underwriters (the “Underwriters”), and the other parties thereto (if any), to be named therein, relating to an underwritten public offering of common stock (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a stockholder, option holder or other securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 180th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wachovia, directly or indirectly:

(i)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock, any shares of the Company’s preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)

enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any

EX. E-1

securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock,

whether any transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise. Moreover, if:

(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wachovia, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock:

(1)	if the undersigned is selling shares of Common Stock pursuant to the Underwriting Agreement, to the Underwriters pursuant to the terms of the Underwriting Agreement,

(2)	as a bona fide gift or gifts for charitable or estate planning purposes,

(3)	to any trust for the direct or indirect benefit of the undersigned,

(4)	to an affiliate of the undersigned, provided that any such transaction does not require any public filings or reporting, and

(5)	if the undersigned is a corporation, partnership or a limited liability company, to a wholly-owned subsidiary, partner or member, as the case may be, of such corporation, partnership or limited liability company, provided, however, that in the case of any transfer described in clause (2), (3), (4) or (5) above, it shall be a condition to the transfer that (A) the transferee or donee, as the case may be, executes and delivers to Wachovia, acting on behalf of the Underwriters, not later than one business day prior to such transfer or gift, as the case may be, a written agreement, in form and substance reasonably satisfactory to Wachovia, in substantially the form of this agreement, and (B) in the case of clause (2), (3) and (5) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned

EX. E-2

shall include, in the case of any transfer which was not for cash, a statement in such report to the effect that such transfer or distribution is not a disposition for cash and, in the case of any transfer pursuant to clause (2) or (3), that such transfer is being made as a gift for charitable or estate planning purposes and, in the case of any distribution pursuant to clause (5), that such distribution is being made to a wholly-owned subsidiary, partner or member, as the case may be, of the undersigned.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”) of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives for the duration of the Lock-Up Period any and all notice requirements and other rights with respect to the registration of any securities, and also waives any and all co-sale, tag along or other rights to sell any securities, in each case pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement, shareholder agreement, co-sale agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs and personal representatives (if applicable) and successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to May 1, 2006, or if the Underwriting Agreement is executed but the issuance and sale to the Underwriters of the shares of Common Stock (other than shares of Common Stock subject to the Underwriters’ over-allotment option) contemplated thereby does not occur on or prior to May 1, 2006, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

EX. E-3

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

In witness whereof, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EX. E-4